Exhibit 15.1

Our ref:	RDS/778465-000001/19659995v1
Direct	+852 2971 3046
Email	richard.spooner@maples.com

RLX Technology Inc.

19/F, Building 1, Junhao Central Park Plaza

No. 10 South Chaoyang Park Avenue

Chaoyang District, Beijing 100026

People’s Republic of China

23 April 2021

Dear Sirs

RLX Technology Inc.

We have acted as legal advisers as to the laws of the Cayman Islands to RLX Technology Inc., an exempted company incorporated with limited liability in the Cayman Islands (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission (the “SEC”) of an annual report on Form 20-F for the year ended 31 December 2020 (the “Form 20-F”).

We hereby consent to the reference of our name under the heading “Item 10. Additional Information—E. Taxation—Cayman Islands” in the Form 20-F.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP